Exhibit 99.1

SECTION 13(r) DISCLOSURE

The disclosures reproduced below were initially included in periodic reports filed with the Securities and Exchange Commission by Travelport Worldwide Limited (“Travelport”) for its fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and by NCR Corporation (“NCR”) with respect to its fiscal quarters ended March 31, 2016 and June 30, 2016, in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended. NCR did not make disclosure under Section 13(r) for the fiscal quarter ended September 30, 2016. Each of Travelport and NCR may be considered to have been affiliates of The Blackstone Group L.P. (“Blackstone”) during the fiscal year ended December 31, 2016, and therefore affiliates of Hilton Grand Vacations Inc. (“HGV”) during such period. [As of the date HGV filed its Form 10-K for the fiscal year ended December 31, 2016 with the SEC, Blackstone, Travelport and NCR had not yet filed their respective Form 10-Ks for such period. Therefore, the disclosures reproduced below do not include information for the fiscal quarter or full year ended December 31, 2016.][NTD: To be updated prior to filing if Blackstone, Travelport or NCR file ahead of HGV] HGV did not independently verify or participate in the preparation of any of these disclosures.

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended March 31, 2016 were approximately $156,000 and $109,000, respectively.”

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended June 30, 2016 were approximately $171,000 and $126,000, respectively.”

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended September 30, 2016 were approximately $134,000 and $95,000, respectively.”

NCR included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016:

“Disclosure Pursuant to Section 13(r)(1)(D)(iii) of the Securities Exchange Act. Pursuant to Section 13(r)(1)(D)(iii) of the Securities Exchange Act of 1934, as amended, we note that, during the period from January 1, 2016 through March 31, 2016, we maintained a bank account and guarantees at the Commercial Bank of Syria (“CBS”), which was designated as a Specially Designated National pursuant to Executive Order 13382 (“EO 13382”) on August 10, 2011. This bank account and the guarantees at CBS were maintained in the normal course of business prior to the listing of CBS pursuant to EO 13382. We note that the last known account balance as of March 31, 2016, was approximately $3,468. The bank account did not generate interest from January 1, 2016 through March 31, 2016, and the guarantees did not generate any revenue or profits for the Company. Pursuant to a license granted to the Company by OFAC on January 3, 2013, and subsequent licenses granted on April 29, 2013, July 12, 2013, February 28, 2014, November 12, 2014, and October 24, 2015, the Company has been winding down its past operations in Syria. The Company’s current license expires on April 30, 2016. The Company has also received licenses from OFAC to close the CBS account and terminate any guarantees. The Company’s application to renew the license to transact business with CBS, which was submitted to OFAC on May 18, 2015, remains pending. Following the termination of guarantees and the closure of the account, the Company does not intend to engage in any further business activities with CBS.”

NCR included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016:

“Disclosure Pursuant to Section 13(r)(1)(D)(iii) of the Securities Exchange Act. Pursuant to Section 13(r)(1)(D)(iii) of the Securities Exchange Act of 1934, as amended, we note that, during the period from April 1, 2016 through April 30, 2016, we continued to maintain a bank account and guarantees at the Commercial Bank of Syria (“CBS”), which was designated as a Specially Designated National pursuant to Executive Order 13382 (“EO 13382”) on August 10, 2011. This bank account and the guarantees at CBS were maintained in the normal course of business prior to the listing of CBS pursuant to EO 13382. We note that the last known account balance as of April 30, 2016 was approximately $3,468. The bank account did not generate interest from April 1, 2016 through April 30, 2016, and the guarantees did not generate any revenue or profits for the Company. Pursuant to a license granted to the Company by OFAC on January 3, 2013, and subsequent licenses granted on April 29, 2013, July 12, 2013, February 28, 2014, November 12, 2014, and October 24, 2015, the Company had been engaged in winding down its past operations in Syria. The Company’s last such license expired on April 30, 2016. In addition, the Company’s application to renew its license to transact business with CBS, which was submitted to OFAC on May 18, 2015, was not acted upon prior to the expiration of the Company’s last such license. As a result, and in connection with the license expiration, the Company abandoned its remaining property in Syria, which, including the CBS account, was commercially insignificant, and ended the employment of its final two employees in Syria, who had remained employed by the Company to assist with the execution of the Company’s wind-down activities pursuant to authority granted by the OFAC licenses. The Company does not intend to engage in any further business activities with CBS.”